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                                                      FORM 8-K

                                                   CURRENT REPORT


                                         SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C. 20549


                       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2002

Commission                          Registrant; State of Incorporation;                IRS Employer
File Number                           Address; and Telephone Number                    Identification No.

1-9513                              CMS ENERGY CORPORATION                             38-2726431
                                    (A Michigan Corporation)
                                    Fairlane Plaza South, Suite 1100
                                    330 Town Center Drive
                                    Dearborn, Michigan 48126
                                    (313) 436-9261

1-5611                              CONSUMERS ENERGY COMPANY                           38-0442310
                                    (A Michigan Corporation)
                                    212 West Michigan Avenue
                                    Jackson, Michigan
                                    (517) 788-1030

1-2921                              PANHANDLE EASTERN PIPE LINE COMPANY                44-0382470
                                    (A Delaware Corporation)
                                    5444 Westheimer Road, P.O. Box 4967
                                    Houston, Texas 77210-4967
                                    (713) 989-7000
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ITEM 5. OTHER EVENTS

On February 4, 2002,  CMS Energy  Corporation  issued a press release  announcing its fourth quarter and full year 2001 earnings and webcast a conference call on those 2001 earnings and the Corporation's  financial  outlook.  Substantially the following disclosures were provided in that press release and/or webcast conference call:

CMS Energy's Consolidated Earnings

For the year 2001,  CMS Energy's net  operating  earnings  were $1.41 per share or $185  million,  compared to 2000 net operating  earnings of $2.21 per share or $246  million.  Consolidated  reported net income for 2001 was a loss of $545 million,  or $4.17  loss per share,  compared  to  reported  net income of $36  million,  or $0.32 per share,  in 2000.
Reconciling  items excluded from net operating  earnings reduced  earnings by $730 million,  $613 million of which were previously  recorded in the third quarter of 2001.  These items included the effects of loss contracts  ($212 million), reduced asset valuations ($249 million), asset sales ($37 million),  discontinued operations ($185 million), early debt retirement ($18 million),  Argentina-related  charge ($18 million) and the cumulative  effect of a change in accounting for purchased power options ($11 million).  Items that were excluded from 2000 net operating  earnings reduced earnings by $210 million.

CMS Energy's 2001 net operating earnings were negatively  affected primarily by increased power purchase costs due to a six month  unplanned  outage at the Palisades  nuclear  plant,  near-record  warm weather in the fourth quarter and the impact of the economic slowdown on electric and gas sales. The Palisades  nuclear plant,  which was returned to service in January 2002, is owned by Consumers Energy Company, which is CMS Energy's Michigan utility subsidiary.

CMS Energy's net  operating  earnings for the fourth  quarter 2001 totaled a loss of $0.13 per share,  or a net loss of
$17  million,  compared to fourth  quarter 2000 net  operating  earnings of $0.79 per share,  or $94 million.  Reported earnings  for the  fourth  quarter  of 2001 were a loss of $1.03 per  share,  or a loss of $138  million,  compared  to reported loss of $1.44 per share,  or a loss of $171 million,  in the fourth  quarter of 2000.  The fourth quarter 2001 net  operating  loss was due in part to  increased  power supply costs  because of the  Palisades  outage (18 cents per share),  and  near-record  warm fourth quarter  weather and continued  weak economic  conditions  negatively  affecting
Consumers Energy (22 cents per share).
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Consumers Energy's Consolidated Earnings

For the year 2001,  Consumers Energy's net income available to the common  stockholder  totaled $57 million, a decrease of $211 million from the previous year. The decrease in earnings  reflects an $82 million  after-tax loss,  recorded in
September 2001,  related to Consumer  Energy's Power Purchase  Agreement with the Midland  Cogeneration  Venture (MCV).
The earnings decrease also reflects  significantly  increased operating expense in 2001, primarily $59 million of after tax costs for  replacement  power supply costs due to a six month  unscheduled  outage at the Palisades  nuclear plant.
Net income for 2001 was also  adversely  impacted by $11 million  net of tax due to the  implementation  of a change in accounting  principle  for certain  electric call option  contracts.  In addition,  2001 earnings  decreased due to the impact of reduced gas deliveries  resulting from milder  temperatures during both the first quarter and fourth quarter.
Electric and gas revenues were also  adversely  impacted by a decrease in  electricity  and gas delivered to industrial customers,  reflecting the yearlong impact of an economic  slowdown  throughout  Michigan.  Electric sales for the year totaled 40 billion  kilowatt-hours,  down 3.5 percent from the previous year.  Natural gas deliveries  were 367 billion cubic feet, down 10 percent from 2000.  Consumers Energy hooked up 20,500 new electric customers and 19,035 new natural gas customers to its system.

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Financial Improvement

In October 2001, CMS Energy announced  significant  changes in its business strategy in order to strengthen its balance sheet,  provide more transparent and predictable  future  earnings,  and lower its business risk by focusing its future business growth  primarily in North America.  Several  significant  steps have been taken subsequent to October 2001 in support of this strategy.  In November 2001, a special purpose consolidated  subsidiary of Consumers Energy issued $469 million of  securitization  bonds,  which are  asset-backed  bonds with a higher credit rating than Consumers  Energy's conventional  corporate bonds. In December 2001, CMS Energy completed a previously  announced $320 million monetization of its CMS Trunkline  LNG business and the value  created by a long-term  contract for capacity at the CMS Trunkline LNG
Lake Charles,  Louisiana terminal.  This monetization was structured as a new joint venture,  including $290 million of newly issued debt,  which will not be consolidated  with CMS Energy and Panhandle  reflecting  their lack of control of the joint venture. In January 2002, CMS Energy completed the sale of its assets in Equatorial Guinea,  Africa, for $993 million.  The  majority  of the net  proceeds  from these  three  transactions  were used to retire debt of CMS Energy,
Consumers Energy and Panhandle Eastern Pipe Line Company.  In addition to the Equatorial Guinea assets,  additional CMS
Energy assets have been  identified and are currently  being marketed for sale. The proceeds  realized upon the sale of these  remaining  assets may be  materially  different  than the book value of these  assets.  CMS Energy  anticipates, however,  that the sales will result in  additional  cash proceeds  that it will use to retire  additional  debt of CMS
Energy,  Consumers Energy and/or Panhandle.  Even though these assets have been identified for sale,  management cannot predict when, nor make any assurances that, these asset sales will occur.

CMS Energy  currently  estimates the capital  expenditures,  including new lease  commitments  and  investments  in new business  developments  through partnership and unconsolidated  subsidiaries,  will total $2.9 billion during the years
2002 through 2004.  This estimate  includes a 2002 capital  expenditure  estimate of $975 million,  reduced $50 million from the previous 2002 estimate. These estimates are prepared for planning purposes and are subject to revision.
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Argentina

In January 2002, the Republic of Argentina  enacted the Law of Public Emergency and Foreign Exchange System.  This law,
among other things,  repeals the fixed exchange rate of one US Dollar to one Argentina Peso  previously  established by
Argentine law and converts all  Dollar-denominated  utility tariffs and energy contract  obligations  into Pesos at the
same  one-to-one  exchange  rate  and  empowers  the  President  of  Argentina  to  renegotiate  such  tariffs.   Since
exchangeability  between the two currencies was  temporarily  suspended at December 31, 2001, CMS Energy used the first subsequently  available,  free-floating  exchange  rate of 1.65 Pesos per Dollar on January  11,  2002,  as required by
Statement  of  Financial  Accounting  Standard No. 52 on Foreign  Currency  Translation,  to record an $18 million loss resulting from the translation of Peso-denominated monetary assets and liabilities.

In February  2002, the Republic of Argentina issued additional decrees that required all monetary obligations due and payable in foreign  currencies and all debts in foreign  currencies to be converted into Pesos.  These February decrees also allow the Argentine judiciary  essentially to rewrite private contacts  denominated in Dollars or other foreign currencies if the parties cannot agree on how to share equitably the impact of the conversion of their contracts into
Pesos.

The exchange rate on March 6, 2002 was 2.11 Pesos to the Dollar.  While CMS Energy  management  cannot predict the most likely average or end-of-period  Peso/Dollar exchange rates for 2002, the following table contains management's current estimates  of the impacts at various  exchange  rates that the changes in  Argentine  laws,  the  potential  impacts of contract and tariff changes,  the currency  devaluation and other recent events in Argentina could have on CMS Energy's results of operation and financial  condition.  Amounts are calculated assuming that the exchange rates remain constant throughout the year. The initial  adjustments  include  reductions to net income that could result from the recognition of a change  in  functional  currency  from the  Dollar  to the Peso and  corresponding  losses  on  Dollar-denominated liabilities,  as well as reduced asset valuations  resulting from the unilateral  actions of the Republic of Argentina.
Operating income  reductions could result from the potential impacts on net project revenues of the conversion to Pesos of utility tariffs and energy contract  obligations  that were  previously tied to the Dollar.  These operating  income reductions  are divided  between  Argentine  investments  that CMS Energy  intends to retain and those  investments  it intends to sell.  Investments in the latter  category  eventually may be classified as  discontinued  operations in CMS
Energy's  financial  statements.  Balance  sheet  exposures  reflect the reduction to  shareholders'  equity due to the effects of lower net income on retained earnings. The amounts shown below are only estimates;  management is continuing to assess the impacts  that the events in Argentina  could have on CMS Energy's  results of  operations  and  financial condition.
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Income Statement
 Exchange rate of Pesos to one Dollar                    1.65          2.00          3.00
 Initial net income adjustments
  (in millions)                                         $ (84)        $(110)        $(150)
Operating income reductions
  (in cents per share):
     Retained investments                               $(0.14)       $(0.18)       $(0.25)
     Investments for sale                               $(0.10)       $(0.11)       $(0.12)

 Balance Sheet
 Exchange rate of Pesos to one Dollar                    1.65          2.00          3.00
 Reductions to shareholders' equity
  (in millions)                                         $(116)        $(148)        $(199)


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FORWARD LOOKING STATEMENTS

This Form 8-K contains  "forward-looking  statements" that are subject to risks and uncertainties.  They should be read in  conjunction  with the  "Forward-Looking  Statement  Cautionary  Factors" in CMS  Energy's,  Consumers  Energy's and
Panhandle's Form 10-K, Item 1 (incorporated by reference herein) that discusses  important factors that could cause CMS
Energy's, Consumers Energy's and Panhandle's results to differ materially from those anticipated in such statements.


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SIGNATURES

Pursuant to the requirements of the Securities  Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                                   CMS ENERGY CORPORATION


Dated:   March 7, 2002                             By:  /s/ Alan M. Wright
                                                        Alan M. Wright
                                                        Executive Vice President, Chief Financial
                                                        Officer and Chief Administrative Officer




                                                   CONSUMERS ENERGY COMPANY


Dated:   March 7, 2002                             By:  /s/ Alan M. Wright
                                                        Alan M. Wright
                                                        Executive Vice President, Chief Financial
                                                        Officer and Chief Administrative Officer



                                                   PANHANDLE EASTERN PIPE LINE COMPANY


Dated:   March 7, 2002                             By:  /s/ Gary W. Lefelar
                                                        Gary W. Lefelar
                                                        Vice President and Controller




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